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                                                                       Exhibit 9

                             SUBORDINATION AGREEMENT

     THIS SUBORDINATION AGREEMENT (this "Agreement") is made and entered into effective as of August 12, 2002, by and between: (i) AMRO INTERNATIONAL, S.A., the holder of the "Subordinated Indebtedness" (as that term is defined below) (the "Subordinated Obligee"); and (ii) FINOVA CAPITAL CORPORATION, a Delaware corporation ("Finova").

Background Information:

     A. Aquis Communications Group, Inc., a Delaware corporation ("Company"), and Subordinated Obligee have entered into an Agreement, dated as of the date hereof (the "Securities Exchange Agreement"), providing for the restructuring of the Company's unsecured debenture to Subordinated Obligee in the amount of $2,000,000 (said Securities Exchange Agreement, as it is now or hereafter may be amended, restated, replaced, refinanced or otherwise modified from time to time, herein called the "Subordinated Agreement"). Pursuant to the Subordinated Agreement, (i) the Company has issued a certain 10% Promissory Note, dated as of the date hereof, payable to the order of Subordinated Obligee in the amount of $1,000,000 (together with any further amendments or modifications thereto and all replacements, increases, transfers, exchanges and substitutions thereof and any and all instruments issued to evidence such debt by the Company to Subordinated Obligee, herein called the "Subordinated Note"), and (ii) the Company has issued certain shares of the Company's Series A Convertible Preferred Stock, $.01 par value per share (the "Convertible Preferred Stock"), which shall be convertible into a certain shares of the Company's Common Stock representing 9.9% of the fully diluted Common Stock of the Company upon the closing of the transactions contemplated by the Securities Exchange Agreement, and (iii) all Common Stock Purchase Warrants previously issued to Subordinated Obligee are cancelled. The Subordinated Agreement and the Subordinated Note are collectively called herein the "Subordinated Documents".

     B. Aquis Wireless Communications, Inc., a Delaware corporation and a wholly owned subsidiary of Company (the "Borrower") and Finova have entered into a Second Amended and Restated Loan Agreement, dated as of the date hereof (the "Loan Agreement"), providing for the restructuring (the "Restructuring") of the Borrower's indebtedness of approximately $31.5 million (including without limitation principal, interest, default interest and fees) to Finova (the "Finova Debt"), pursuant to that certain Amended and Restated Loan Agreement, dated January 31, 2000, by and between the Borrower and Finova (said Loan Agreement, as it is now or hereafter may be amended, restated, replaced, refinanced or otherwise modified from time to time, herein call the "Senior Agreement"; all capitalized terms used herein not otherwise defined shall have the meanings given to such terms in the Senior Agreement) and certain obligations of the Borrower to Finova under that certain Master Lease Agreement, between the Borrower and Finova. Pursuant to the Senior Agreement, the Existing Principal Balance and the Existing Lease Balance have been consolidated and restructured as Loan consisting of (i) a loan in the aggregate principal amount of $7,000,000 (the "Tranche A Loan") and (ii) a loan in the amount of $2,000,000 (the "Tranche B Loan") (collectively, the Tranche A Loan and the Tranche B Loan called the "Senior Notes"), and (iii) all other principal amounts of the Existing Principal Balance and Existing Lease Balance other than that amount restructured as the Senior Notes are converted into shares of the Company's Convertible Preferred Stock in

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accordance with the terms and conditions of the Restructuring Agreement and the other Restructuring Transaction Documents. The Senior Agreement and the Senior Notes, together with all other Loan Instruments (as defined in the Loan Agreement), are collectively called herein the "Senior Documents."

     C. The Company and Borrower are required, as a condition precedent to the consummation of the Restructuring to cause Subordinated Obligee to execute and deliver this Agreement pursuant to which Subordinated Obligee agrees, inter alia, to subordinate the payment and priority of all indebtedness, distributions, dividends and obligations of the Company owed to Subordinated Obligee pursuant to the Subordinated Documents to the payment and priority of the Senior Obligations pursuant to the Senior Documents, all upon terms and conditions hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Finova, now or from time to time hereafter, to consummate the Restructuring and to maintain financial accommodations to or for the benefit of the Borrower pursuant to the Senior Documents, Subordinated Obligee agrees as follows:

     1. Definitions. In addition to other terms defined herein, as used in this Agreement, the following terms shall have the meanings set forth below:

          "Acceleration Event" means an acceleration of the maturity of the principal amount of the Senior Obligations (or any portion thereof) prior to its scheduled maturity date, whether by exercise by Senior Creditor of a right so to do or automatically pursuant to the terms of the Senior Documents, or a failure to pay such Senior Obligations at scheduled maturity.

          "Collateral" shall mean all property, and interests in property, of the Company, Borrower and each Obligor, whether tangible or intangible, real or personal, now existing or hereafter existing, including, without limitation, all products and proceeds of such property, or interests in property, including insurance proceeds including, without limitation, the Collateral as defined in the Loan Agreement and all other Senior Documents.

          "Default" and "Event of Default" shall have the meanings given to such terms in the Senior Agreement.

          "Enforcement Action" means and includes, any seizure, repossession, foreclosure, forced liquidation, public or private sale, preparation for sale, exercise of setoff right, direct collection (in respect of receivables), and other, similar action which pursuant to agreement or applicable law, may be taken with respect to Collateral in order to enforce any Lien thereon or otherwise realize upon the value thereof.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security including, without limitation, any conditional sale or other title retention agreement, the

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interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

          "Obligor" means all Subsidiaries and Affiliates of the Company and/or Borrower, and any Person at any time or from time to time primarily or secondarily liable with the Company in respect of the payment of any of the Senior Obligations.

          "Permitted Junior Securities" shall have the meaning given to such term in Section 6 below.

          "Plan" shall have the meaning given to such term in Section 7 below.

          "Senior Obligations" means (a) any and all indebtedness, obligations and liabilities owing by the Company, Borrower or any other Obligor to Finova, arising under or pursuant to the Senior Documents, whether now existing or hereafter arising or acquired outright, conditionally, or as collateral security (whether as reimbursement payments, principal, interest or otherwise, whether due or not due, direct, indirect, absolute or contingent and whether or not evidenced by any note, instrument, reimbursement agreement or writing), whether such indebtedness, liabilities and obligations are from time to time or at any time reduced and thereafter increased or extinguished and thereafter re-incurred, and without any limitation as to the amount or terms thereof, including principal of and interest (including interest at the rate provided for in the Senior Documents or other agreement governing or evidencing the Senior Obligations, both before and after the institution of any bankruptcy, receivership, insolvency or similar proceeding, even if the claim for such interest is not allowed pursuant to the provisions of applicable law) on the Senior Notes, all other extensions of credit under or in connection with the Senior Agreement, if any, or any other agreements governing or evidencing the Senior Obligations and all fees, expenses, reimbursements, indemnities and other amounts payable under the Senior Agreement or other agreement governing or evidencing the Senior Obligations (including without limitation attorneys' fees and expenses incurred by Finova, whenever incurred, and including without limitation, if incurred in proceedings against the Company or any Obligor, the Subordinated Obligee or any other party), and (b) all renewals, deferrals, amendments, increases, modifications, supplements, extensions, refundings, or refinancings of any of the indebtedness, obligations or liabilities described in clause (a), including any evidences of indebtedness issued in exchange therefor, and all other present and future indebtedness for money borrowed or owed to Finova under the Senior Documents.

          "Senior Creditor" means and includes Finova, the successors and assigns of such Person, and any other holder from time to time of any Senior Obligations.

          "Subordinated Indebtedness" means any and all indebtedness, obligations, rights to receive principal, interest, dividends and distributions, reimbursement obligations and liabilities, fees, expenses, and any and all indemnities or guaranties of any nature whatsoever, evidenced by, arising under, pursuant to or in connection with the Subordinated Agreement, including any such evidenced by the Subordinated Note or any other of the Subordinated Documents owing or to be performed by the Company, Borrower or any other Obligor, or owing, paid or to be performed by any other Person for the benefit of the Company, Borrower or any

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other Obligor whether now existing or hereafter arising or acquired outright, conditionally, or as collateral security, to Subordinated Obligee (whether as principal, interest, dividends or distributions or otherwise, whether due or not due, direct, indirect, absolute or contingent and whether or not evidenced by any note, instrument, certificate or writing), including, without limitation any obligation to pay expenses, attorneys' fees, monitoring fees, collection fees and indemnities.

     2. Subordination. Subject to Section 30 below, the payment and performance of the Subordinated Indebtedness is hereby subordinated in right of payment to the prior payment in full of the Senior Obligations and, except as specifically set forth in Sections 4 and 6 below, Subordinated Obligee will not ask, demand, sue for, take or receive from or on behalf of the Company, Borrower or any Obligor (by way of payment, loan, setoff, guaranty or in any other manner), and whether from the Company, Borrower or any Obligor, the whole or any part of the Subordinated Indebtedness (whether the Subordinated Indebtedness shall have become payable at maturity, by acceleration or otherwise), including, without limitation, the taking of any negotiable instrument evidencing any Subordinated Obligation.

     3. Liens. (a) Notwithstanding (i) the order, timing or manner of its creation, attachment or perfection, or (ii) the recording of any financing statement, mortgage or other, similar instrument in regard thereto, or (iii) any conflicting terms, covenants or conditions set forth in any of the Subordinated Documents, or (iv) any other matter whatsoever, all Liens held, received or claimed by or on behalf of Finova, or any of them, in any Collateral, whether now or hereafter existing, shall be prior and superior, in all respects, to any Lien (if any) held, received or claimed by or on behalf of Subordinated Obligee in any Collateral, whether now or hereafter existing.

          (b) The relative Lien priorities set forth in subsection (a) above shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement or refinancing of any Senior Obligations or any Subordinated Indebtedness; nor by any action (or inaction) which any Senior Creditor or Subordinated Obligee may take (or omit to take) in respect of any Collateral.

          (c) The foregoing provisions of this Section are intended solely to govern the respective Lien priorities of any Senior Creditor and Subordinated Obligee, and shall not be construed to impose on any Senior Creditor any duties or obligations in respect of the disposition of proceeds of any Enforcement Action which would conflict with prior perfected Liens in any Collateral in favor of any other Person.

          (d) The Subordinated Obligee shall not contest the validity, perfection, priority or enforceability of any Lien granted to any Senior Creditor in respect of any Collateral; and the terms of this Section shall continue to govern the relative Lien priorities of the parties hereto in respect of Collateral even if all or portions of the Senior Obligations or any Liens of any Senior Creditor are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

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          (e)  As between any Senior Creditor and Subordinated Obligee, Senior
Creditor shall have the sole and exclusive right to manage, perform and take all Enforcement Actions with respect to the Collateral and to exercise and enforce all privileges and rights thereunder according to their discretion, including, without limitation, the sole and exclusive right to enforce or settle insurance claims, take or retake control or possession of the Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate the Collateral. In connection therewith, Subordinated Obligee waives any and all rights to affect the method or challenge the appropriateness of any Enforcement Action by any Senior Creditor.

          (f) Notwithstanding anything to the contrary contained in any of the Subordinated Documents, only Senior Creditor shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of any Collateral. Subordinated Obligee will, immediately upon the request of Finova, release or otherwise terminate its Liens (if any) upon the Collateral, to the extent such Collateral is sold or otherwise disposed of either by Senior Creditor or by Company (or any Obligor) with the consent of Finova, and Subordinated Obligee will immediately deliver such release documents as Senior Creditor may require in connection therewith.

          (g) Nothing contained in this Section is intended, or shall be construed, to permit Subordinated Obligee to have any Lien in any Collateral unless, pursuant to the terms of the Senior Agreement, the creation (or retention) of such Lien by Subordinated Obligee is expressly permitted at the time such Lien is created (or retained). Subordinated Obligee agrees that, as of the date hereof, no Lien has been granted, and there is no effective Lien, by Company, Borrower or any other Obligor in favor of Subordinated Obligee and that the Subordinated Indebtedness is unsecured.

     4. Enforcement Rights. (a) Subordinated Obligee shall have no right to accelerate or enforce any claim with respect to the Subordinated Indebtedness, or otherwise to take any action, including any Enforcement Action, either judicially or through self-help or otherwise (including without limitation the institution of bankruptcy or insolvency proceedings with respect to the Company or any Obligor), against the Company or any Obligor or its property without Finova's prior written consent.

          (b) Notwithstanding the limitations in subdivision (a) above, Subordinated Obligee may take the following actions to the extent permitted in the Subordinated Documents:

               (i) Subordinated Obligee may, with prior written notice to Finova, seek equitable relief to cause the Company or any Obligor to perform its obligations under the Subordinated Documents, to the extent not in contravention or breach of this Agreement or any of the Senior Documents.

               (ii) Upon an Acceleration Event, or a failure to pay the Senior Obligations in full at maturity, Subordinated Obligee may accelerate the Subordinated Indebtedness.

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               (iii) Upon the bankruptcy or insolvency of any of the Company or any Obligor, Subordinated Obligee may file as appropriate proofs of claim.

     5. Subordinated Indebtedness Owed Only to the Subordinated Obligee. Subordinated Obligee warrants and represents that it has not previously assigned any interest in its Subordinated Indebtedness, that no other party owns an interest in its Subordinated Indebtedness other than itself (whether as joint holders of the Subordinated Indebtedness, participants or otherwise) and that its entire Subordinated Indebtedness are owing only to it; and covenants that its entire Subordinated Indebtedness shall continue to be owing only to it unless assigned in accordance with, and subject to, the terms of this Agreement.

     6. Finova's Priority Claim in Bankruptcy. In the event that any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Company or any Obligor, or the proceeds thereof, to the creditors of the Company or any Obligor or readjustment of the obligations and indebtedness of the Company or any Obligor, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Senior Obligations or the Subordinated Indebtedness, or the application of the assets of the Company or any Obligor to the payment or liquidation thereof, or upon the dissolution or other winding up of the Company's or any Obligor's business, or upon the sale of all or substantially all of the Company's or any Obligor's assets, then, and in any such event, (a) Senior Creditor shall be entitled to receive payment in full of any and all of the Senior Obligations then owing prior to the payment of all or any part of the Subordinated Indebtedness, and
(b) any payment or distribution of any kind or character, whether in cash, securities or other property, including without limitation adequate protection payments, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Indebtedness shall be paid or delivered directly to Senior Creditor for application on any of the Senior Obligations, due or not due, until such Senior Obligations shall have first been fully paid and satisfied. Notwithstanding any statute, including the Bankruptcy Code (as hereinafter defined), any rule of law or bankruptcy proceeding to the contrary, the right of Senior Creditor hereunder to have all of the Senior Obligations paid and satisfied in full prior to the payment of any of the Subordinated Indebtedness shall include, without limitation, the right of Senior Creditor to be paid in full all interest accruing on the Senior Obligations due to them after the filing of any petition by or against the Company or any Obligor in connection with any bankruptcy or similar proceeding or any other proceeding referred to in this Section, prior to the payment of any amounts in respect of the Subordinated Indebtedness, including any interest due to Subordinated Obligee accruing after such date. Notwithstanding the foregoing, in connection with a Plan (as defined in Section 7 below), Subordinated Obligee may receive debt or equity securities of the Company or any Obligor (or any successor entity) provided for by such Plan that are subordinated to the Senior Obligations at least to the same extent that the Subordinated Documents, and the obligations arising thereunder, are subordinated to the Senior Obligations pursuant to this Agreement (including at least the same subordination and limitations on rights of action imposed hereunder); provided, however, that if a new (successor entity) results from such Plan, such successor entity shall have assumed all Senior Obligations, not paid in full in cash in connection with such Plan, (such debt or equity securities being "Permitted

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Junior Securities"); provided, further, however, that if Subordinated Obligee makes an investment constituting new value in the Company or any Obligor, Subordinated Obligee may receive securities representing equity interests or indebtedness solely in consideration of such investment so long as such securities received solely constitute Permitted Junior Securities.

     7. Grant of Authority to Finova; Voting of Proofs of Claim. In the event of the occurrence of any bankruptcy or insolvency event described in Section 6 above, if Subordinated Obligee does not act within ten (10) days prior to the last date for filing claims, the Senior Creditor is hereby irrevocably authorized and empowered to make and present for and on behalf of Subordinated Obligee such proofs of claims against the Company or, as the case may be, any Obligor on account of the Subordinated Indebtedness as Senior Creditor may deem expedient or proper. Whether proofs of claim with respect to the Subordinated Indebtedness are made and presented by Finova or Subordinated Obligee, Subordinated Obligee does hereby irrevocably authorize Senior Creditor to vote, and does hereby assign and transfer to Senior Creditor all rights to vote, any and all claims in such proceedings related to the Subordinated Indebtedness, including without limitation with respect to expressing consent or disapproval to any plan of reorganization (a "Plan") or other matter put to the Company's or any Obligor's creditors for approval, if Subordinated Obligee does not act within ten (10) days prior to the last day for voting or other forms of approval; and, in any event, Subordinated Obligee agrees not to cast any such vote or give any such approval which, if given, would cause any of the terms of subordination as between Finova and Subordinated Obligee set forth herein to be contravened. In all events, Senior Creditor shall have authority to receive and collect any and all dividends or other payments, distributions or disbursements made in any such proceedings in whatever form the same may be paid or issued and to apply the same on account of any of the Senior Obligations, subject to the last sentence of Section 6 above. To the extent that payments or distributions are made in property other than cash, the Subordinated Obligee authorizes Senior Creditor to sell such property to such buyers and on such terms as Senior Creditor shall determine, subject to the last sentence of Section 6 above. The Subordinated Obligee will execute and deliver to Senior Creditor such powers of attorney, assignments and other instruments or documents, including notes and stock certificates (together with such assignments or endorsements as Senior Creditor shall deem necessary), as may be requested from time to time by Senior Creditor in order to enable Senior Creditor to exercise any and all rights granted hereunder including the right to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Indebtedness (subject to the last sentence of Section 6), all for Finova's own benefit. Following the termination of this Agreement, Senior Creditor will remit to Subordinated Obligee to the extent of the Subordinated Obligee's interest therein, all dividends or other payments or distributions paid to and held by Senior Creditor in excess of the Senior Obligations.

     8. Payments Received by the Subordinated Obligee. Except for Permitted Junior Securities, should any payment or distribution or security or reimbursement or dividend or instrument or proceeds thereof (including without limitation due to, or paid in accordance with, insurance policies, whether policies upon assets of the Company or any Obligor, key-man policies upon officers, employees or directors of the Company or any Obligor, or any other policies) be received by Subordinated Obligee upon or with respect to the Subordinated

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Indebtedness or any other obligations of the Company or any Obligor to
Subordinated Obligee, Subordinated Obligee shall receive and hold the same in trust, as trustee, for the benefit of Finova, and shall forthwith deliver the same to Senior Creditor in precisely the form received (except for the endorsement or assignment of Subordinated Obligee where necessary), for application on any of the Senior Obligations, due or not due, and, until so delivered, the same shall be held in trust by Subordinated Obligee as the property of Finova. In the event of the failure of Subordinated Obligee to make any such endorsement or assignment to Finova, Finova, or any of its officers or employees, is hereby irrevocably authorized to make the same.

     9. Instrument Legend. Any instrument evidencing any of the Subordinated Indebtedness, or any portion thereof, will, on the date hereof or, if issued hereafter, not later than the earlier of the issue thereof or the first transfer of any interest therein, be inscribed with a legend conspicuously indicating that payment thereof (and security therefor, if any) is subordinated to the claims of Senior Creditor pursuant to the terms of this Agreement, in substantially the following form:

          "The indebtedness evidenced by this instrument (and security therefor, if any should in the future exist) is subordinated to the prior payment in full and priority of the Senior Obligations (as defined in the Subordination Agreement hereinafter referred to) pursuant to, and to the extent provided in the Subordination Agreement, dated as of August 12, 2002, made by the payee hereunder in favor of Senior Creditor as defined therein."

A copy of any instrument evidencing any of the Subordinated Indebtedness, or any portion thereof will be delivered to Senior Creditor on the date of its execution or within five Business Days thereafter.

     10. Further Actions. Subordinated Obligee will, with no charge to Finova, and at any time and from time to time, promptly execute and deliver all further instruments, financing statements and documents, and take all further action, that may be reasonably necessary or desirable, or that Senior Creditor may reasonably request, in order to protect, establish or maintain any right, priority or interest granted or purported to be granted hereby or to enable Senior Creditor to enforce the rights and remedies afforded to them hereunder.

     11. Reimbursements for Expenses and Borrowings from Company; Assignment of Claims. Subordinated Obligee will not, directly or indirectly, accept or receive the benefit of any remuneration or reimbursement for expenses from or on behalf of the Company or any Obligor, and will not assign or transfer to others any claim Subordinated Obligee has or may have against the Company or any Obligor, unless such assignment or transfer is made expressly subject to the terms of this Agreement.

     12. Continuing Nature of Subordination. All rights and interests of Senior Creditor hereunder, and all agreements and obligations of Subordinated Obligee under this Agreement, shall remain in full force and effect irrespective of:

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          (a) any lack of validity or enforceability of the Senior Documents or the Senior Obligations, or any Lien purported to be created thereby;

          (b) any change in the time, manner, amount or place of payment of, or any other term of, all or any of the Senior Obligations, or any other amendment, increase, modification or supplement to, or renewal, extension, waiver or termination of, or any consent to departure from, or any other action or omission in respect of, the Senior Documents;

          (c) any failure of any Lien purported to be created by the Senior Documents to be created, to attach to property of the Company or any Obligor, or to be perfected, or any lapse in priority of such Lien;

          (d) any exchange, release, sale, surrender, or non-perfection, in whole or in part, of any collateral now or hereafter existing, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Obligations;

          (e) any exercise or failure to exercise any right, power or remedy under or in respect of the Senior Documents or the Senior Obligations;

          (f) any action or failure to act, or default by, either of Subordinated Obligee under this Agreement, the Subordinated Documents, or any other agreement or document; or

          (g) any other circumstance which might otherwise constitute a defense available to, or a discharge of Subordinated Obligee or a subordinated creditor;

in each case, whether or not Subordinated Obligee shall have had notice or knowledge of any of the foregoing and whether or not they shall have consented or objected thereto. Subject to Section 30 below, this Agreement shall be effective and may not be terminated or otherwise revoked by Subordinated Obligee until the Senior Obligations shall have been fully discharged by full and final indefeasible payment and all financing arrangements between the Company and Senior Creditor constituting Senior Obligations have been terminated. This is a continuing agreement of subordination and Senior Creditor may continue, at any time or from time to time and without notice to Subordinated Obligee, to extend or increase credit or other financial accommodations and loan monies to or for the benefit of the Company on the faith hereof.

     13. Subordinated Obligee's Waivers. All of the Senior Obligations shall be deemed to have been made or incurred in reliance upon this Agreement. Subordinated Obligee expressly waive promptness, diligence, all notice of the acceptance by Senior Creditor of the subordination and other provisions of this Agreement and all other notices, not specifically required pursuant to the terms of this Agreement or required by applicable law, whatsoever and any requirement that Senior Creditor protect, secure, perfect or insure any Lien on any Collateral or exhaust any right or take any action against the Company or any other Person or any Collateral, and Subordinated Obligee expressly waives reliance by Senior Creditor upon the subordination and other agreements as herein provided. Subordinated Obligee agrees that Senior Creditor has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Senior Documents or other agreements governing or evidencing the Senior

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Obligations, or the collectability of the Senior Obligations, or as to the creation, attachment, perfection or priority of any Lien purported to be created by the Senior Documents, that Senior Creditor shall be entitled to manage and supervise its loans and credit facilities to the Company in accordance with applicable law and Finova's usual practices, modified from time to time as they deem appropriate under the circumstances, without regard to the existence of any rights that Subordinated Obligee may now or hereafter have in or to any of the assets of the Company, and that Senior Creditor shall have no liability to Subordinated Obligee for, and, to the fullest extent permitted by law, Subordinated Obligee waives any claim which it may now or hereafter have against Senior Creditor arising out of, any and all actions which Finova, acting in a commercially reasonable manner, take or omit to take (including actions with respect to the creation, perfection or continuation of Liens in any Collateral and other security, for the Senior Obligations, actions with respect to the occurrence of an event of default or default under the Senior Documents, or other agreements governing or evidencing the Senior Obligations, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the collateral and actions with respect to the collection of any claim for all or any part of the Senior Obligations from any account debtor, guarantor or any other party), with respect to the Senior Documents or other agreements governing or evidencing the Senior Obligations or any other agreement related thereto or to the collection of the Senior Obligations or the valuation, use, protection or release of any collateral and/or other security for the Senior Obligations.

     14. Certain Bankruptcy Issues. If the Company or the Company's estates becomes the subject of proceedings under Title 11 of the United States Code (11 U.S.C. (S) 101 et seq.), as amended, (the "Bankruptcy Code"), and if Senior Creditor desires to permit the use of cash collateral or to provide financing to the Company under either Section 363 or Section 364 of the Bankruptcy Code, the Subordinated Obligee agrees that adequate notice of such financing to the Subordinated Obligee shall have been provided if the Subordinated Obligee receives written notice in accordance with the Bankruptcy Code. All allocations of payments between Senior Creditor and Subordinated Obligee made hereunder shall continue to be made after the filing of a petition under the Bankruptcy Code on the same basis that the payments were to be allocated prior to the date of such filing. Subordinated Obligee waives any claim it may now or hereafter have arising out of Finova's election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under
Section 364 of the Bankruptcy Code by the Company, as debtor-in-possession. To the extent that Senior Creditor receives payments on, or proceeds of collateral for, the Senior Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Senior Obligations, or part thereof, intended to be satisfied shall be revived and continue in full force and effect as if such payments or proceeds had not been received by Finova.

     15. Restrictions on Subordinated Obligee. Notwithstanding anything contained in any agreement, instrument or document executed and delivered in connection with the Subordinated Indebtedness to the contrary, and without limitation of the restrictions on and obligations of

Subordinated Obligee set forth in this Agreement, Subordinated Obligee shall not, without the prior written consent of Finova, do any of the following:

          (a) amend, modify, supplement or waive, or agree to any amendment, modification, supplement or waiver of or to, the Subordinated Indebtedness or the Subordinated Documents if such amendment, modification or supplement: (i) amends or affects the interest rate, principal amount, financial covenants, aggregate amount due, maturity, terms of payment or stated events of default of the Subordinated Indebtedness; (ii) adds or modifies (adversely to Company or any Obligor) any material covenant of Company or any Obligor under the Subordinated Documents; or (iii) provides any Collateral for, or modifies the rights or remedies of Subordinated Obligee upon default on, the Subordinated Indebtedness. In all events, Subordinated Obligee will provide Senior Creditor with a copy of each amendment, waiver modification or supplement to the Subordinated Documents within ten (10) days after execution thereof; or

          (b) except as expressly permitted by Section 4 hereof, accelerate the maturity of all or any portion of the Subordinated Indebtedness, or take any action towards collection of all or any portion of the Subordinated Note or enforcement of any rights, powers or remedies under the Subordinated Documents or other agreements entered into pursuant thereto, or applicable law, upon the occurrence of any event of default under and as defined in any of the Subordinated Documents or any event which, with the passage of time, or giving of notice, or both, would constitute such a default.

     16. Subordinated Indebtedness Unimpaired. Nothing contained herein shall impair, as between the Company (or any Obligor) and Subordinated Obligee, the obligation of the Company (or any Obligor), which is absolute and unconditional, to pay or deliver to Subordinated Obligee the Subordinated Indebtedness, as and when the same shall become due and payable in accordance with the terms thereof, subject to the rights of Senior Creditor hereunder.

     17. No Finova's Waivers. No waiver shall be deemed to be made by Finova or Subordinated Obligee of any of their respective rights hereunder, unless the same shall be in writing signed by Senior Creditor or Subordinated Obligee, respectively, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of Senior Creditor or the obligations of the Subordinated Obligee to Finova, or the rights of Subordinated Obligee, in any other respect at any other time.

     18. Information Concerning Financial Condition of the Company and Obligors. Subordinated Obligee hereby assumes responsibility for keeping itself informed of the financial condition of the Company, Borrower and each other Obligor and of all other circumstances bearing upon the risk of nonpayment of the Senior Obligations and/or Subordinated Indebtedness that diligent inquiry would reveal, and Subordinated Obligee hereby agrees that Senior Creditor shall have no duty to advise the Subordinated Obligee of information known to them regarding such condition or any such circumstances. In the event Senior Creditor undertakes, at any time or from time to time, to provide any such information to Subordinated Obligee, Senior Creditor shall be under no obligation (a) to provide any such information to Subordinated Obligee on any subsequent occasion, or (b) to undertake any investigation not a part of the regular business routine of Senior Creditor and shall be under no obligation to disclose any information which, pursuant to accepted or reasonable commercial finance practices, Senior Creditor wishes to maintain confidential. Subordinated Obligee hereby agrees that all payments received by Senior Creditor may be applied, reversed, and reapplied, in whole or in part, to any of the Senior Obligations, as Finova, deems appropriate and Subordinated Obligee assents to any extension or postponement of the time of payment of the Senior Obligations or to any other indulgence with respect thereto, to any substitution, exchange or release of collateral which may at any time secure the Senior Obligations and to the addition or release of any other party or person primarily or secondarily liable therefor.

     19. No Offset. In the event that Subordinated Obligee at any time purchases goods or services from the Company or any Obligor, Subordinated Obligee hereby irrevocably agrees that it shall pay for such goods or services in cash or cash equivalents in accordance with the terms of such purchases and shall not deduct from or setoff against any amounts billed to it by the Company or any Obligor in connection with such purchases any amounts Subordinated Obligee claims is due to it with respect to the Subordinated Indebtedness.

     20. Inconsistencies. Subordinated Obligee acknowledges and agrees that, to the extent the terms and provisions of this Agreement are inconsistent with those of any Subordinated Documents, the terms of this Agreement shall control and the Subordinated Documents shall be deemed to be subject to this Agreement.

     21. Consent to Jurisdiction; Waivers. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of any New York State court or federal court of the United States sitting in New York City, and any appellate court for any thereof, and to the jurisdiction of the courts or its own corporate domicile, with respect to actions brought against it as a defendant, in any action or proceeding arising out of or relating to any Subordinated Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Subordinated Obligee hereby irrevocably appoints [CT Corporation System (the "Process Agent"), with offices at the date hereof at 111 Eighth Avenue, New York, New York 10011, United States,] as its agent to receive on behalf of such Subordinated Obligee and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Subordinated Obligee in care of the Process Agent at the Process Agent's address, and the Subordinated Obligee hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Subordinated Obligee irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Subordinated Obligee at its address specified in Section 14.

          (b) The Subordinated Obligee irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of suit, action or proceeding arising out of or relating to any Subordinated Document in any New York State or federal court. The Subordinated Obligee hereby irrevocably waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) To the extent that the Subordinated Obligee has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Subordinated Obligee hereby irrevocably and unconditionally waives such immunity in respect of its obligations under this Agreement and the Subordinated Notes and the other Subordinated Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth in this subsection (c) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

          (d) Nothing in this Section 22 shall affect the right of FINOVA to serve legal process in any other manner permitted by law.

    22. Waiver of Subrogation. Subordinated Obligee hereby agrees that all rights against the Company, Borrower or any other Obligor arising from any Indebtedness under the Subordinated Documents, by way of subrogation, contribution, reimbursement, indemnity or otherwise shall be in all respects subordinated and junior in right of payment to, and shall not be exercised until, the prior indefeasible payment in full of all Senior Obligations. If any amount shall erroneously be paid to Subordinated Obligee on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Senior Creditor and shall be forthwith by paid to the Senior Creditor to be credited against the payment of the Senior Obligations, whether matured or unmatured, in accordance with the terms of the Senior Documents.

    23. Notices. (a) Except as otherwise expressly provided herein and except as to any service of legal process, any notice required or desired to be given hereunder shall be in writing and shall be deemed to have been received upon the earlier of actual receipt by manual delivery or teletransmission or three days after being mailed by registered or certified mail, postage prepaid, to the party as set forth below:

    if to AMRO International, S.A.:

                              AMRO International, S.A.
                              c/o Ultra Finance
                              Grossmunsterplatz 6
                              Zurich CH-8022 Switzerland
                              Attention:  Director
         with a copy to:

                              Feldman Weinstein LLP
                              36 West 44th Street
                              New York, New York 10036-8102
                              Attention: Robert F. Charron, Esq.
                              Tel: (212) 931-8704
                              Fax: (212) 401-4741
                              E-mail: rcharron@feldmanweinstein.com

         if to Finova:

                              Finova Mezzanine Capital Inc.
                              500 Church St., Ste. 200
                              Nashville, TN 37219
                              Attention: John Burtchaell
                              Tel: (480) 636-4800
                              Fax: (615) 242-0842
                              E-mail: jburtchaell@finova.com

         with a copy to:

                              Piper Rudnick LLP
                              1251 Avenue of the Americas
                              New York, New York 10020-1104
                              Attention: David Fisher, Esq.
                              Tel:  (212) 835-6182
                              Fax:  (212) 835-6001

or to such other address as may be given in a notice in compliance herewith.

          (b) Any notice hereunder to Subordinated Obligee, whether or not addressed by name, shall be sufficient for all purposes hereunder if identified as to Subordinated Obligee and otherwise in compliance with this Section, and if sent to each entity listed in this section.

    24. GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK; SHALL BE IMMEDIATELY BINDING UPON THE SUBORDINATED OBLIGEE AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS; AND SHALL INURE TO THE BENEFIT OF SENIOR CREDITOR AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

    25. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      26. Counterparts. This Agreement may be executed in any number of counterparts which, when taken together, shall be deemed to constitute one and the same instrument.

      27. No Third Party Beneficiary. This Agreement is for the sole benefit of the parties hereto and no other person or entity shall have any rights to enforce this Agreement nor shall the consent of any such other person or entity be required in order to amend, modify or terminate this Agreement.

      28. Binding Action. Each of Senior Creditor and Subordinated Obligee confirms, represents, warrants and agrees that its officer executing this Agreement is fully and irrevocably authorized to act on its behalf in all respects in connection with this Agreement and the transactions referred to herein and Subordinated Obligee and Finova, respectively, shall have no obligation to inquire as to such authority.

      29. Certain Representations. Subordinated Obligee and Senior Creditor hereby represents and warrants to Senior Creditor and Subordinated Obligee, respectively, as follows:

           (a) If it is an entity, it is duly organized and validly existing under the laws of the State of its organization, and it has full power and authority to enter into transactions and make legally binding obligations;

           (b) The execution and delivery and performance of this Agreement is authorized by its organizational documents (if applicable) and this Agreement has been duly authorized, executed and delivered; and constitutes its legal and validly binding agreement enforceable in accordance with these terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally; and

           (c) The execution, delivery and performance by it of this Agreement will not violate, conflict with, require consent, authorization or approval of any person under (i) any law, statute, rule, regulation court or administrative order, decree, injunction or judgment applicable to it, (ii) any agreement, instrument, indenture, security document, franchise, license or permit to which it is a party or by which it is bound or affected, or (iii) if applicable, under its organizational documents.

      30. Termination. Notwithstanding anything to the contrary set forth herein, this Agreement shall terminate at such time as the principal amount of the Senior Obligations shall be less than $250,000 in the aggregate; provided, however that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Senior Obligation is rescinded or must otherwise be restored by any Obligor upon the bankruptcy or reorganization of the Company, Borrower or any other Obligor such that the principal amount of Senior Obligations shall be equal or greater than $250,000 in the aggregate after giving effect thereto.

     31. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

         IN WITNESS WHEREOF, this instrument has been signed to be effective as of the day and year first above written.

                                          FINOVA CAPITAL CORPORATION, a Delaware
                                             Corporation

                                          By:        /s/ John B. Burtchaell
                                             -----------------------------------
                                             Name:   John B. Burtchaell
                                                  ------------------------------
                                             Title:  Senior Vice President
                                                   -----------------------------

                                          AMRO INTERNATIONAL, S.A.

                                          By:        /s/ H.U. Bachofen
                                             -----------------------------------
                                             Name:   H.U. Bachofen
                                                  ------------------------------
                                             Title:  Director
                                                   -----------------------------

                                 ACKNOWLEDGMENT

         Each of the undersigned hereby accepts, and acknowledges receipt of a copy of, the foregoing Subordination (the "Agreement") dated, as of August 12, 2002, and agrees that it will not pay or enact any of the "Subordinated Indebtedness" (as defined in the Agreement) or grant any security therefor, except as the Agreement may expressly provide. In the event of an action by any of the undersigned causing a breach of any of the provisions in the Agreement, an Event of Default (or default in the Loan Agreement) shall occur and all of the "Senior Obligations" (as defined in the Agreement) shall, without presentment, demand, protest or notice of any kind, become immediately due and payable, unless Senior Creditor shall otherwise elect and give notice of that election in writing.

         IN WITNESS WHEREOF, the undersigned have executed this Acknowledgment as of August 12, 2002.

                                             AQUIS COMMUNICATIONS GROUP, INC.

                                             By:        /s/ Eugene I. Davis
                                                --------------------------------
                                                Name:   Eugene I. Davis
                                                     ---------------------------
                                                Title:  President & CEO
                                                      --------------------------


                                             AQUIS WIRELESS COMMUNICATIONS, INC.

                                             By:        /s/ Eugene I. Davis
                                                --------------------------------
                                                Name:   Eugene I. Davis
                                                     ---------------------------
                                                Title:  President & CEO
                                                      --------------------------